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                                                                  EXHIBIT 99.2


                              SETTLEMENT AGREEMENT

         This Settlement Agreement is entered into between Plaintiffs United States of America ("United States"), Taxpayers Against Fraud, the Estate of James Carton, represented by Anita Carton (Taxpayers Against Fraud and the Estate of James Carton, represented by Anita Carton shall be referred to jointly as "the Relators") and Defendant Litton Systems, Inc. ("Litton") and is intended by the United States, the Relators, and Litton (jointly referred to herein as "the parties") to settle the obligations and disputes hereinafter described.

                                    RECITALS

         WHEREAS, in an action entitled U.S. ex rel. Taxpayers Against Fraud and James Carton v. Litton Systems, Inc., No. 88-2276-MRP, filed in the U.S. District Court for the Central District of California (the "Action"), the
United States and the Relators alleged, among other things, that Litton caused financial harm to the United States through the misallocation of costs at the Litton Computer Services Division facility at Woodland Hills, California ("LCS-WH") as set forth in the Second Amended Complaint filed on January 22, 1991 ("the Complaint");

         WHEREAS, the United States alleges that it suffered financial harm from January 1, 1981 through July 31, 1992;

         WHEREAS, the United States alleges that it was caused financial harm through similar cost allocation practices at the LCS facility in Reston, Virginia ("LCS-Reston") from January 1, 1990 through July 31, 1992;

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         WHEREAS, the United States Attorney's Office for the Central District
of California has declined criminal prosecution based on the conduct alleged in the lawsuit;

         WHEREAS, Litton denies that it has engaged in any of the wrongful conduct alleged in the Complaint filed in the Action, or with respect to any matters settled herein;

         WHEREAS, Litton believes that the LCS-WH practices at issue in the lawsuit were proper and reduced the costs of Litton's defense divisions (Guidance and Control Systems Division, Applied Technology Division, and Data Systems Division) and the United States; and

         WHEREAS, it is the desire of the parties to this Settlement Agreement to avoid the risks and expense attendant upon further litigation;

                               TERMS OF AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, the parties agree as follows:

         A. On July 14, 1994, the parties will appear before the United States District Court for the Central District of California. At that time, the following events will occur:

                 1. The Relators and Litton will execute and submit to the United States District Court a stipulation to substitute the Estate of James Carton, as represented by Anita Carton, the executor and special administrator of the estate, as a plaintiff in the Action. The United States will not object to the stipulation. The District Court will be asked to sign the stipulation of substitution.

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                 2.  The United States, the Relators and Litton will execute and submit to the United States District Court a stipulation of dismissal with prejudice of the Action, except that the stipulation of dismissal specifically will exclude from dismissal that part of the Action by which the Court has jurisdiction to award the Relators a share of the proceeds of the action pursuant to 31 U.S.C. Section 3730(d)(1). The District Court will be asked to sign the stipulation of dismissal.

                 3. Concurrently with the Court's signing of the stipulation of dismissal, Litton shall pay to the United States and deliver a certified or cashier's check in the amount of $82,000,000 (eighty-two million dollars) made payable to the United States Treasurer and delivered to the United States Attorney for the Central District of California or her representative.

         B. Within three business days of the submission of the stipulation of dismissal set forth in paragraph A.3, the United States and Litton will submit to the United States Court of Appeals for the Federal Circuit an executed agreement to dismiss Litton's appeal in Litton Systems, Inc. v. United States, No. 93-5079, pursuant to Fed. R. App. P. 42. The agreement will provide that each party will bear its own costs.

         C. With the exception of programming costs and accommodation sales, Litton will not seek further reimbursement from the United States for any LCS-WH costs incurred on cost reimbursement and fixed price incentive contracts from 1 August 1990 through 31 July 1992, except that Litton shall be entitled





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to seek reimbursement for LCS-WH costs incurred on fixed priced incentive contract No. N00039-87-C-0330 (1988 and 1989 production options only), but in no event shall the reimbursed LCS-WH cost payments (excluding programming costs and accommodation sales) for those two production options exceed $2 million.

         D. Subject only to the exceptions in paragraph E below, and in consideration of the obligations of Litton set forth in this Settlement Agreement, the United States hereby fully releases and discharges Litton, its present or former officers, directors, employees, and agents from any and all civil and administrative monetary claims and causes of action under the False Claims Act, 31 U.S.C. Section Section 3729, et seq., common law causes of action or any other statute creating causes of action for civil damages or penalties, for the conduct that was the subject matter of the lawsuit, including such claims based on any of the following:

                 1. The cost accounting practices followed by LCS-WH to allocate costs between commercial customers on the one hand and the defense divisions on the other hand, or among the defense divisions, from January 1, 1981 through July 31, 1992, and at LCS-Reston from January 1, 1990 through July 31, 1992.

                 2. The reasonableness of the amount of costs charged by LCS-WH to the defense divisions from January 1, 1981 through July 31, 1992, and by LCS-Reston from January 1, 1990 through July 31, 1992, to the extent that the reasonableness of such costs is challenged because of the allocation practices contested in this lawsuit.





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                 3.  The adequacy of disclosure by Litton to the United States of any cost accounting practice followed by LCS-WH from January 1, 1981 through July 31, 1992, and by LCS-Reston from January 1, 1990 through July 31, 1992, that is released and discharged pursuant to paragraph D of this Settlement Agreement.

                 4. The prior approval of the United States for any change of any cost accounting practice followed by LCS-WH from January 1, 1981 through July 31, 1992, and at LCS-Reston from January 1, 1990 through July 31, 1992, that is released and discharged pursuant to paragraph D of this Settlement Agreement.

                 5. The currency, accuracy, or completeness of any cost or pricing data submitted to the United States pertaining to costs incurred or charged by LCS-WH from January 1, 1981 through July 31, 1992, or at LCS-Reston from January 1, 1990 through July 31, 1992, provided that the claims that the cost or pricing data are not current, accurate, or complete arises from the conduct contested in the lawsuit.

                 6. The submission and/or certification of any indirect cost rate proposal or final statement of costs, provided that the claim that the submission includes unallowable costs or that the certification is inaccurate or false is based on the inclusion of LCS-WH costs incurred or charged from January 1, 1981 through July 31, 1992, or LCS-Reston costs incurred or charged from January 1, 1990 through July 31, 1992, and arose from the conduct contested in the lawsuit.

                 7. The estimate of any LCS-WH costs, provided that the claim that the estimate is inaccurate or false arises because the





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estimate is based on the inclusion of LCS-WH costs proposed, incurred, or charged from January 1, 1981 through July 31, 1992, or of LCS-Reston costs incurred or charged from January 1, 1990 through July 31, 1992, and the claim arises from the conduct contested in the lawsuit.

                 8. The capacity, or utilization of the capacity of the ADPE equipment at LCS-WH from January 1, 1981 through July 31, 1992, and at LCS-Reston from January 1, 1990 through July 31, 1992.

         E. The United States does not release Litton from: (1) any claim not released in paragraph D, above; (2) any claims arising under Title 26 U.S. Code (Internal Revenue Code), or under securities laws; (3) any claims based upon LCS-WH's failure to comply with FAR 31.205, except as provided in paragraph D.2; (4) suspension and debarment rights of any federal agency; (5) any claims based on such obligations as are created by this Settlement Agreement; or (6) all claims based on conduct that occurred after July 31, 1992, including but not limited to: a) unallowable excess lease costs included in LCS-WH charges to the defense divisions, arising under FAR 31.205-2 and b) unallowable costs included in LCS-WH charges to the defense divisions, arising from excess mainframe capacity at LCS-WH. However, this paragraph shall not serve to negate any claims released in the "Administrative Release" entered into by Litton and a representative of the Defense Logistics Agency on July 14, 1994.

         F. The parties agree that this Settlement Agreement does not affect any rights that Litton has to seek compensation from





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the United States for: (a) the United States' exclusion after July 31, 1992 of
LCS-WH and/or LCS-Reston costs from billings by Litton; and (b) the United States' exclusion after July 31, 1992 of LCS-WH and/or LCS-Reston costs from overhead rates and direct contract costs when negotiating firm fixed price contracts and fixed price incentive contracts.

         G. Litton agrees that all costs (as defined in the Federal Acquisition Regulations 31.205-47) incurred by or on behalf of Litton and its officers, directors, agents and employees in connection with (1) the matters covered by this Settlement Agreement, (2) the Government's audit and investigation of the matters covered by this Settlement Agreement and any and all related criminal investigations, (3) Litton's investigation, defense of the foregoing matters including any and all related criminal matters, and corrective actions, (4) the negotiation of this Settlement Agreement, and (5) the payments made to the United States pursuant to this Settlement Agreement and to the Relators' counsel relating to the lawsuit shall be unallowable costs for government contract accounting purposes. These amounts shall be separately accounted for by Litton.

         H. The Relators acknowledge that this Settlement Agreement is fair, adequate, and reasonable under all the circumstances.

         I. It is agreed that in the event of default by any party to this Settlement Agreement that the sole and exclusive civil remedy for any party shall be suit for implementing and enforcing this Settlement Agreement.





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         J.  Nothing in this Agreement shall constitute evidence of an admission by any party with respect to any issue of fact or law arising in the civil action being settled.

         K. This document, as supplemented but not superseded by the "Administrative Release" and the "Litton-Relator Release Agreement," dated July 14, 1994, contains the complete agreement between the parties, and cannot be amended except in writing signed by the United States, the Relators, and Litton.

         L. This Settlement Agreement shall be governed by the laws of the United States. For purposes of construction, this Settlement Agreement shall be deemed to have been drafted by all parties and shall not, therefore, be construed against any party in any subsequent dispute.

         M. Each of the representatives executing this Settlement Agreement has the right and authority to enter into this Settlement Agreement on behalf of his or her party and to release the claims and grant the rights herein granted.

         N. This Settlement Agreement may be executed in multiple counterparts each of which will be considered an original but such counterparts shall constitute but one and the same instruments.





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         IN WITNESS THEREOF the parties have executed the Settlement Agreement on the date indicated below.

Dated:  July 14, 1994                  THE UNITED STATES OF AMERICA



                                       BY:       /s/  HOWARD F. DANIELS
                                             --------------------------------
                                             HOWARD F. DANIELS
                                             Assistant United States Attorney
                                             U.S. Attorney's Office for the
                                              Central District of California

Dated:  July 14, 1994                  LITTON SYSTEMS, INC.



                                       BY:       /s/  JOHN E. PRESTON
                                             --------------------------------
                                             JOHN E. PRESTON
                                             Vice-President


Dated:  July 14, 1994                  TAXPAYERS AGAINST FRAUD



                                       BY:       /s/  LEONARD JACOBY
                                             --------------------------------
                                             Board of Directors
                                             Taxpayers Against Fraud


Dated:  July 14, 1994                  ESTATE OF JAMES CARTON



                                       BY:       /s/  ANITA CARTON
                                             --------------------------------
                                             ANITA CARTON
                                             Executor & Special
                                             Administrator of the Estate
                                             of James Carton





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